Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Rich Goudis Chief Financial Officer (310) 410-9600 ext. 32222

HERBALIFE LTD. ANNOUNCES PRELIMINARY UNAUDITED FIRST QUARTER 2007 FINANCIAL RESULTS
Company Provides Revised 2007 Guidance

LOS ANGELES, April 25, 2007 — Herbalife Ltd. (NYSE: HLF) today announced it anticipates reporting net sales for the three months ended March 31, 2007 of approximately $508 million, an increase of 11.5 percent compared to the same period last year, when it files its quarterly Form 10-Q in early May 2007. The expected net sales reflects continued growth in the company’s top two markets, the U.S. and Mexico, which increased approximately 23 percent and 13 percent, respectively, compared to the first quarter of 2006. Based on its expected net sales growth, the company anticipates that first quarter 2007 diluted earnings per share will be in the range of $0.60 to $0.61, compared to its previously announced range of $0.52 to $0.57, excluding expenses associated with its realignment for growth initiative and the adjustment to tax reserves.

Michael O. Johnson, the company’s chief executive officer said, “The company had a tremendous first quarter and we wanted to be in a position to discuss these preliminary results, along with our 2006 performance, during our Annual General Meeting of Shareholders tomorrow. Additionally, we anticipate the positive momentum from the first quarter carrying throughout 2007 and therefore we are updating our financial guidance.”

Second Quarter and Full Year 2007 Guidance

Based on its current business trends, the company is providing second quarter 2007 diluted earnings per share guidance to the range of $0.58 to $0.62, based upon anticipated net sales growth of 7.0 – 10.0 percent. Additionally, for the full year 2007, the company is raising its diluted earnings per share estimates to the range of $2.49 to $2.56 based upon anticipated net sales growth of 7.0 – 10.0 percent.

The company’s outlook for net sales growth in 2007 reflects current business trends in its top markets, primarily stronger than expected growth in the U.S. and Taiwan. In addition, based upon first quarter performance the company expects net sales in Mexico and Brazil to be at levels comparable to 2006.

The company’s second quarter and full-year 2007 diluted earnings per share estimates exclude severance expense associated with the company’s realignment for growth initiative, any potential accretion/dilution related to any possible share repurchases under the company’s recently announced $300 million share repurchase program, and the adjustment to tax reserves that will be reported in the first quarter 2007 financial results.

Quarterly Dividend

The company’s board of directors adopted a regular quarterly cash dividend program. As part of this program, the company announced a $0.20 per share cash dividend, for the first quarter 2007, payable on May 15, 2007 to shareholders of record on April 30, 2007.

Annual Shareholder Meeting

The 2007 Annual General Meeting of Shareholders of Herbalife is to be held on Thursday, April 26, 2007 at 9:00 a.m., PDT, and has been moved to The Beverly Hills Hotel at 9641 Sunset Boulevard, Beverly Hills, CA 90210, from Herbalife’s corporate headquarters.

First Quarter Earnings Conference Call

Herbalife’s first quarter earnings conference call will be conducted on Wednesday, May 2, 2007 at 8 a.m. PDT (11 a.m. EDT). The conference call numbers are (866) 793-1306 for domestic calls and (703) 639-1308 for calls made from outside the United States. Additionally, the conference call will be webcasted. The link to the webcast is on the Investor Relations section of the company’s Web site at http://ir.herbalife.com/. An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic callers) and (703) 925-2474 (international callers) and entering access code 1031298. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife (http://www.herbalife.com) is a global network marketing company that sells weight-management, nutritional supplements and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 64 countries through a network of more than 1.5 million independent distributors. The company supports the Herbalife Family Foundation (http://www.herbalifefamilyfoundation.org) and its Casa Herbalife program to bring good nutrition to children. Please visit Investor Relations (http://ir.herbalife.com) for additional financial information.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• our relationship with, and our ability to influence the actions of, our distributors;
• adverse publicity associated with our products or network marketing organization;
• uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
• risk of our inability to obtain the necessary licenses to expand our direct selling business in China;
• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
• risk of improper action by our employees or international distributors in violation of applicable law;
• changing consumer preferences and demands;
• loss or departure of any member of our senior management team which could negatively impact our distributor relations and operating results;
• the competitive nature of our business;
• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program, including the direct selling market in which we operate;
• risks associated with operating internationally, including foreign exchange risks;
• our dependence on increased penetration of existing markets;
• contractual limitations on our ability to expand our business;
• our reliance on our information technology infrastructure and outside manufacturers;
• the sufficiency of trademarks and other intellectual property rights;
• product concentration;
• our reliance on our management team;
• uncertainties relating to the application of transfer pricing, duties and similar tax regulations;
• taxation relating to our distributors,
• product liability claims; and
• there can be no assurance that we will purchase any of our shares in the open market or otherwise.

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2007 FINANCIAL GUIDANCE

2007 Guidance
For the Three Months ending June 30, 2007 and Twelve Months Ending December 31, 2007
	Three Months Ended		Twelve Months Ended
	June 30, 2007		December 31, 2007
	Low	High	Low	High
Net sales growth vs. 2006	7.0%	10.0%	7.0%	10.0%

Effective tax rate (1)	35.0%	36.0%	35.0%	36.0%

EPS (2)	$0.58	$0.62	$2.49	$2.56

Cap Ex ($ mm’s)	$10.0	$12.0	$40.0	$45.0

(1) Excludes the increase in tax reserves which will be

reported in the first quarter 2007 financial results.

(2) Excludes the impact of expenses expected to be

incurred in 2007 relating to the company’s

realignment for growth initiative and the increase in tax reserves that will be reported in the first quarter 2007 financial results.

Also excludes any potential accretion/dilution related to any possible share repurchases under the Company’s $300MM share

repurchase program